UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 8, 2014

AZZ incorporated
(Exact name of registrant as specified in its charter)

TEXAS (State or Other Jurisdiction of Incorporation or Organization)	1-12777 Commission File No.	75-0948250 (I.R.S. Employer Identification Number)

One Museum Place, Suite 500 3100 West Seventh Street Fort Worth, TX 76107 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (817) 810-0095
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
Section 5 - Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 8, 2014, AZZ incorporated, a Texas corporation (“AZZ”), announced that its Board of Directors (the “Board”) has appointed Tara D. Mackey, age 44, to serve as AZZ’s Chief Legal Officer and Corporate Secretary. Prior to joining AZZ, Ms. Mackey served as Chief Legal Officer for a venture capital start-up, in the automotive industry, and she has previously held a number of legal leadership roles in private and publicly traded companies, including Silverleaf Resorts, Inc., SuperMedia LLC, and Flowserve Corporation. Prior to serving in such legal leadership roles as internal counsel, Ms. Mackey was an attorney at Jackson Walker LLP. In appointing Ms. Mackey to serve in these positions with AZZ, the Board considered Ms. Mackey’s extensive experience in mergers and acquisitions, corporate governance, securities, corporate finance and other legal matters integral to AZZ’s growing business and her past experience serving as a legal officer for both private and public companies.
In her position as Chief Legal Officer and Corporate Secretary, Ms. Mackey will participate in AZZ’s short term incentive plan (the “STI Plan”), which provides for an annual cash bonus payment based on the achievement of certain individual and company-wide goals. Additionally, in connection with her employment with AZZ, Ms. Mackey will receive a grant of stock appreciation rights and restricted stock units issued under the AZZ incorporated Amended and Restated 2005 Long Term Incentive Plan (the “LTI Plan”) as compensation for her services during the fiscal year ended February 28, 2015. These equity awards will have an aggregate value of $90,000, consisting of 50% restricted stock units and 50% stock appreciation rights. Ms. Mackey will be eligible to receive additional equity awards on March 1, 2015, in a type and amount determined by the Compensation Committee of the Board, as compensation for her services during the fiscal year ended February 29, 2016.
The foregoing summary descriptions of the STI Plan and the LTI Plan do not purport to be complete and are qualified in their entirety by reference to the description of the STI Plan contained in the Proxy Statement on Schedule 14A filed by AZZ on June 4, 2013 and the terms of the LTI Plan, a copy of which is included as Annex A to the Proxy Statement on Schedule 14A filed by the AZZ on June 4, 2009, respectively, which description and terms are incorporated herein by reference.
In addition, Ms. Mackey has entered into a change in control agreement (the “CIC Agreement”) with AZZ in connection with her employment as Chief Legal Officer and Corporate Secretary. Under this CIC Agreement, a payment equal to two times Ms. Mackey’s “base amount” as that term is used in Section 290G(b)(3) of the Internal Revenue Code of 1986, as amended, will be made to Ms. Mackey if, within one year following a change in control, she is terminated by AZZ for reasons other than cause or if she terminates employment for good reason.
Section 7 - Regulation FD
Item 7.01    Regulation FD Disclosure.
On May 8, 2014, AZZ issued a press release announcing the Board’s appointment of Ms. Mackey to serve as AZZ’s Chief Legal Officer and Corporate Secretary. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Section 9 - Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

The following exhibits are filed as part of this report.

Exhibit No.	Description
99.1	Press Release issued by AZZ incorporated on May 8, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ incorporated (Registrant)
DATE: May 8, 2014	By: /s/ Dana L. Perry
Dana L. Perry Senior Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by AZZ incorporated on May 8, 2014.